                                  EXHIBIT 23.1
                          CONSENT OF ERNST & YOUNG LLP


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of Tandy Brands Accessories, Inc. of our report dated August 2, 2002, included in the 2002 Annual Report to Stockholders of Tandy Brands Accessories, Inc.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41262, 33-46814, 33-91996, 33-75114, 333-8579, 333-94251,
333-38526, 333-55436 and 333-88276 ) of (i) our report dated August 2, 2002, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc. included in the 2002 Annual Report to Stockholders of Tandy Brands Accessories, Inc. and (ii) our report dated August 2, 2002, with respect to the financial statement schedule included in this Annual Report on Form 10-K for the year ended June 30, 2002.

                                                     /s/ERNST & YOUNG LLP





Fort Worth, Texas
September  25, 2002